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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM 8-K
                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

                               January 22, 1997
                       (Date of earliest event reported)

                              TOKHEIM CORPORATION
            (Exact name of Registrant as specified in its charter)

   Indiana                           1-6018                      35-0712500
  (State of                   (Commission file No.)             (IRS Employer
Incorporation)                                               Identification No.)

                             10501 Corporate Drive
                                 P.O. Box 360
                              Ft. Wayne, IN 46801
         (Address of principal executive offices, including zip code)

                                (219) 470-4600
             (Registrant's telephone number, including area code)


ITEM 5.  OTHER EVENTS.

Rights Agreement

          On January 22, 1997, the Board of Directors of Tokheim Corporation (the "Company") approved the extension of the benefits afforded by the Company's existing rights plan by adopting a new shareholder rights plan. The new plan, like the existing plan, is intended to promote continuity and stability, deter coercive or partial offers which will not provide fair value to all shareholders and enhance the Board's ability to represent all shareholders and thereby maximize shareholder values.

          Pursuant to the new Rights Agreement between the Company and Harris Trust and Savings Bank, as Rights Agent (the "1997 Rights Agreement"), one right will be issued for each outstanding common share, without par value, of the Company on the expiration of the existing rights (February
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9, 1997). Each of the new Rights will entitle the registered holder to purchase from the Company one one-thousandth of a share of Series A Junior Participating Preferred Stock, without par value, at a price of $44.00 per one one-thousandth of a share. The Rights, however, will not become exercisable unless and until, among other things, any person acquires 15% or more of the outstanding common stock or the Board of Directors determines that a person is an Adverse Person. A person who beneficially owns 10% or more of the outstanding common stock of the Company will be declared an Adverse Person if the Board of Directors determines
(a) that such beneficial ownership is intended to cause the Company to repurchase the common stock beneficially owned by such person or to pressure the Company to take action or enter into transactions intended to provide such person with short-term financial gain, that are not in the best long-term interests of the Company and its shareholders or (b) such beneficial ownership is causing or reasonably likely to cause a material adverse impact on the Company to the detriment of the Company's shareholders, employees, suppliers, customers or community. The new Rights are redeemable under certain circumstances at $.01 per Right and will expire, unless earlier redeemed, on February 9, 2007.

          The description and terms of the new Rights are set forth in the 1997 Rights Agreement, a copy of which is filed herewith and is incorporated herein by reference.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

     Exhibits:

       4.1 Rights Agreement, dated as of January 22, 1997, between Tokheim Corporation and Harris Trust and Savings Bank, as Rights Agent, which includes as Exhibit A the description of Preferences and Rights of the Series A Junior Participating Preferred Stock and as Exhibit B the Form of Rights Certificate.


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                                   SIGNATURE


          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                             By:    /s/ Douglas K. Pinner
                                                    ---------------------
                                             Name:  Douglas K. Pinner
                                             Title: Chairman of the Board,
                                                    President and Chief
                                                    Executive Officer


Dated: February 5, 1997


                                 EXHIBIT INDEX

Exhibit                           Description

4.1 Rights Agreement, dated as of January 22, 1997, between Tokheim Corporation and Harris Trust and Savings Bank, as Rights Agent, which includes as Exhibit A the description of Preferences and Rights of the Series A Junior Participating Preferred Stock and as Exhibit B the Form of Rights Certificate.


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